                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.1)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            METROTRANS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            METROTRANS CORPORATION

                           NOTICE OF ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                             METROTRANS CORPORATION
                             777 GREENBELT PARKWAY
                             GRIFFIN, GEORGIA 30223


                                 April 24, 1998



Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Metrotrans Corporation to be held at Suite 5300, 303 Peachtree Street, Atlanta, Georgia, on Wednesday, May 13, 1998, at 10:00 a.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will report on the operations of the Company during the past year and our plans for the future. Directors and officers of the Company, as well as representatives from the Company's independent accountants, Arthur Andersen LLP, will be present to respond to appropriate questions from stockholders.

     Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

                              Sincerely,


                              /s/ D. Michael Walden
                              -----------------------------
                              D. MICHAEL WALDEN
                              Chairman of the Board
                              and Chief Executive Officer

                             METROTRANS CORPORATION
                             777 GREENBELT PARKWAY
                             GRIFFIN, GEORGIA 30223


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1998



     NOTICE HEREBY IS GIVEN that the 1998 Annual Meeting of Stockholders of Metrotrans Corporation (the "Company") will be held at Suite 5300, 303 Peachtree Street, Atlanta, Georgia, on Wednesday, May 13, 1998, at 10:00 a.m., local time, for the purposes of considering and voting upon:

     1. A proposal to elect six directors to serve until the 1999 Annual Meeting of Stockholders;

     2. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on April 3, 1998, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.


                                    By Order of the Board of Directors.


                                    /s/ D. Michael Walden
                                    --------------------------------
                                    D. MICHAEL WALDEN
                                    Chairman of the Board
                                    and Chief Executive Officer


Griffin, Georgia
April 24, 1998



PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                             METROTRANS CORPORATION
                             777 GREENBELT PARKWAY
                             GRIFFIN, GEORGIA 30223


                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1998


     This Proxy Statement is furnished to the stockholders of Metrotrans Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1998 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at Suite 5300, 303 Peachtree Street, Atlanta, Georgia, on Wednesday, May 13, 1998, at 10:00 a.m., local time.

     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is April 24, 1998.


                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is April 3, 1998. On the record date, 4,084,294 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting with regard to the proposal to elect directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to elect directors is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect.

     Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of these two stock exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

     As of April 3, 1998 (the record date for the Annual Meeting), the directors and executive officers of the Company owned or controlled approximately 2,594,967 shares of Common Stock of the Company, constituting approximately 63.5% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of the proposal to elect the six nominees as directors and, therefore, that the presence of a quorum and the approval of the proposal is reasonably assured.

PROXIES

     Stockholders should specify their choices with regard to the election of directors on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company at 777 Greenbelt Parkway, Griffin, Georgia 30223, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997, (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons. The Company believes that each of the named individuals and group has sole voting and investment power with regard to the shares shown except as otherwise noted.


                                                                  COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                             ------------------------
                                                              NUMBER
          NAME AND                                              OF          PERCENT
   RELATIONSHIP TO COMPANY                                    SHARES        OF CLASS
   -----------------------                                   -------        ---------
     D. Michael Walden (2)                                  836,450   (3)      20.5%
      Chairman of the Board
      Chief Executive Officer and
      Principal Stockholder
     M. Earl Meck (2)                                       825,200               20.2
       Director and Principal Stockholder
     Randy B. Stanley (2)                                   825,200               20.2
       Director and Principal Stockholder
     Patrick L. Flinn                                         2,667                *
      Director
     George W. Mathews, Jr.                                  16,000   (3)          *
       Director
     William C. Pitt III                                      5,000   (3)          *
       Director
     Terri B. Hobbs                                          62,700   (3)          1.5
       Executive Vice President
     Richard M. Bruno                                        21,750   (3)          *
       Vice President, Chief Financial Officer,
       Treasurer and Secretary
     All directors and executive officers                 2,594,967   (4)         63.5%
      as a group (8 persons)

---------
*   Less than one percent.
(1) Beneficial ownership as reported in this Proxy Statement has been determined in accordance with Securities and Exchange Commission regulations and includes shares of Common Stock of the Company that may be acquired within 60 days of December 31, 1997 upon the exercise of outstanding stock options.
(2) Mr. Walden's address is 777 Greenbelt Parkway, Griffin, Georgia 30223 and Mr. Meck's and Mr. Stanley's address is 255 O'Dell Road, Griffin, Georgia 30223.
(3) With regard to Mr. Walden, the shares shown include 11,250 shares issuable upon exercise of outstanding stock options; with regard to Messrs. Mathews and Pitt, the shares shown include 5,000 shares issuable upon exercise of outstanding stock options; with regard to Mr. Flinn, the shares shown include 1,667 shares issuable upon exercise of outstanding stock options; with regard to Ms. Hobbs, the shares shown include 11,250 shares issuable upon exercise of outstanding stock options, 30,000 restricted shares that are subject to forfeiture under certain circumstances and 450 shares owned by her spouse; and with regard to Mr. Bruno, all of the shares shown are issuable upon exercise of outstanding stock options.
(4) The shares shown include 55,917 shares that may be acquired by certain directors and executive officers upon exercise of stock options; 30,000 restricted shares owned by an executive officer that are subject to forfeiture under certain circumstances; and 450 shares owned by the spouse of an executive officer.

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the Board of Directors of the Company shall consist of not less than three nor more than 15 members and that the exact number within this range is to be fixed from time to time by the Board of Directors. The Board of Directors has set the authorized number of directors of the Company at six and has nominated Patrick L. Flinn, George W. Mathews, Jr., M. Earl Meck, William C. Pitt III, Randy B. Stanley and D. Michael Walden for re-election as directors at the 1998 Annual Meeting. Each of the nominees is currently a director of the Company. If re-elected as directors at the Annual Meeting, each of such persons would serve a one year term expiring at the 1999 Annual Meeting of Stockholders.

     Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT PATRICK L. FLINN, GEORGE W. MATHEWS, JR., M. EARL MECK, WILLIAM C. PITT III, RANDY B. STANLEY AND D. MICHAEL WALDEN AS DIRECTORS FOR A ONE YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

     Set forth below is certain information regarding the six nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted). Unless otherwise indicated, the information is as of December 31, 1997.

     PATRICK L. FLINN has been a director of the Company since March 1996. He was a director and the Chief Executive Officer of BankSouth Corporation and BankSouth, N.A. from August 1991, and Chairman of the Board from January 1992, until the sale of such entities in February 1996. Prior to that time, Mr. Flinn was Group Executive Vice President of Real Estate and Mortgage Banking at C&S/Sovran. He was employed in various capacities at C&S/Sovran since joining its management training program in 1966. Mr. Flinn is currently a director of IRT Property Company. Mr. Flinn is 55.

     GEORGE W. MATHEWS, JR. has been a director of the Company since June 1994. Mr. Mathews was Chairman of the Board of Directors and Chief Executive Officer of Intermet Corporation ("Intermet"), a manufacturer of precision ductile and gray iron castings, from its organization in 1984 until 1994, Chairman of the Board of Directors and Chief Executive Officer of Columbus Foundries, Inc., a wholly-owned subsidiary of Intermet, from its organization in 1971 until 1994, and President of Intermet from 1991 until 1994. Mr. Mathews was a director of Intermet from December 1994 until November 1997. Mr. Matthews currently serves on the Board of Trustees for Wesleyan College and Georgia Tech Foundation. Mr. Mathews is 70.

     M. EARL MECK has been a director of the Company since its incorporation in 1982. Mr. Meck has served as President of First Response, Inc., a manufacturer of ambulance and emergency vehicles since 1979. Mr. Meck is 53.

     WILLIAM C. PITT III has been a director of the Company since June 1994. Since March 1992, Mr. Pitt has engaged in hotel-resort consulting activities. From 1990 to February 1992, Mr. Pitt was President of Guinness Enterprises Holdings, Inc., a subsidiary of Guinness, PLC, London, England, which is engaged in the leisure and resort business in the United States. From 1976 through 1990, Mr. Pitt was employed by CSX Resorts, Inc. in a variety of management positions, including President and Chief Executive Officer. Mr. Pitt is a member of the Board of Directors of United Bancshares, Inc., Charleston, West Virginia. He is 53.

     RANDY B. STANLEY has been a director of the Company since its incorporation in 1982. Mr. Stanley has served as Secretary and Treasurer of First Response, Inc. since 1979. Mr. Stanley is 46.

     D. MICHAEL WALDEN has served as Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1982. Mr. Walden also served as President of the Company from its incorporation in 1982 until April 1998. Mr. Walden is 47.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board. In accordance with the Bylaws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee makes recommendations to the Board concerning the appointment of the Company's independent accountants; reviews with such accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountants' audit and non-audit fees. The Audit Committee is composed of Patrick L. Flinn, George W. Mathews, Jr., William C. Pitt III and Randy B. Stanley. The Audit Committee met two times during 1997.

     The Compensation Committee is responsible for setting the compensation of the Chairman of the Board, President and Chief Executive Officer and reviewing his recommendations regarding the compensation of the Company's other executive officers. The Compensation Committee is composed of Patrick L. Flinn, George W. Mathews, Jr., M. Earl Meck and William C. Pitt III. The Compensation Committee met three times during 1997.

     The Board of Directors as a whole functions as the nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider stockholders' nominees for election as directors at the Company's 1999 Annual Meeting of Stockholders if submitted to the Company on or before December 25, 1998. See "Stockholder Proposals for 1999 Annual Meeting" below.

     During 1997, the full Board of Directors held four meetings. All of the directors attended all of the meetings of the Board and the Committees on which they served held during 1997, except that one director did not attend one of the Compensation Committee meetings.

DIRECTOR COMPENSATION

     Nonemployee directors of the Company are paid an annual retainer fee of $5,000 plus a fee of $1,250 for attendance at each meeting of the Board of Directors or committee thereof. Directors who are employees of the Company receive no directors fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

     The Company's non-employee directors (excluding Messrs. Meck and Stanley) are eligible to participate in the Company's 1994 Directors Stock Incentive Plan (the "DSIP"). Pursuant to the DSIP, as of the first date (the "initial grant date") on which an individual (A) begins to serve a term as a director of the Company and (B) is an eligible individual, the individual is granted an option to purchase 5,000 shares of Company Common Stock. One-third of the options vest on the first anniversary of the initial grant date and one-third vest on each anniversary thereafter provided the option holder is still a director on such date. As of a date (a "subsequent grant date") on which an eligible director begins to serve another term as a director of the Company after having completed three complete terms as a director of the Company after such individual's initial grant date or any subsequent grant date, such director is granted an option to purchase an additional 5,000 shares of Company Common Stock. The purchase price of the Company Common Stock underlying each option granted under the DSIP is equal to the fair market value of the Company Common Stock on the date the option is granted.

                             EXECUTIVE COMPENSATION

 SUMMARY

     The following table sets forth, for the fiscal years ended December 31, 1997, 1996 and 1995, the total compensation earned by the Company's executive officers whose total compensation for 1997 exceeded $100,000. For information regarding the various factors considered by the Compensation Committee of the Board of Directors in determining the compensation of the Chief Executive Officer and, generally, the other executive officers of the Company, see "Compensation Committee Report on Executive Compensation" below.

                           SUMMARY COMPENSATION TABLE


                                                 ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                         -------------------------------------  -----------------------
                                                                    OTHER        RESTRICTED  SECURITIES
                                                                    ANNUAL         STOCK     UNDERLYING
NAME AND POSITION                 YEAR   SALARY         BONUS    COMPENSATION     AWARDS($)  OPTIONS(#)
-------------------------         ----  --------      ---------  -------------  -----------  -----------
D. Michael Walden                 1997  $150,000           -       $4,618 (1)         -        8,000
  Chairman of the Board           1996   150,000           -        4,677 (1)         -       15,000
  and Chief                       1995   150,000      $150,000      5,120 (1)         -       15,000
  Executive Officer

Terri B. Hobbs                    1997  $189,660  (2)      -       $2,616 (1)         -        8,000
  Executive Vice                  1996   134,285  (2)      -        5,025 (1)         -       15,000
  President                       1995   110,660  (2) $ 67,525      3,758 (1)    $262,500     15,000

Richard M. Bruno                  1997  $106,000           -       $3,758 (1)         -        8,000
  Vice President, Chief           1996   103,461           -        2,889 (1)         -       15,000
  Financial Officer, Treasurer    1995    57,231  (3) $ 40,000      1,649 (1)         -       32,000
  and Secretary

____________________
(1) Includes personal use of a Company automobile and, with respect to Mr. Walden, premiums paid by the Company on long term disability insurance coverage for his benefit.
(2) Includes a base salary of $22,360 and the balance represents commissions earned on the sale of vehicles.
(3) Mr. Bruno became employed by the Company in May 1995.

    The Company's executive officers also participate in the Company's Employees Stock Incentive Plan. See "Employees Stock Incentive Plan" below.

EMPLOYMENT AGREEMENT

     The Company has entered into an Employment Agreement with D. Michael Walden, the Chairman of the Board and Chief Executive Officer of the Company. The Agreement provides that Mr. Walden will serve as Chairman, President and Chief Executive Officer of the Company for an initial term of three years commencing on June 16, 1994. The term of the Agreement is automatically renewable for successive one year terms subject to termination upon 180 days notice. Mr. Walden continues to serve as Chairman and Chief Executive Officer of the Company; however, his tenure as President of the Company ended in April 1998. Mr. Walden's base salary under the agreement is $150,000 per year and he will be entitled to a severance payment equal to 18 months base salary in the event his employment is terminated other than for cause, including a change in control. The Company also provides Mr. Walden with an automobile and long-term disability insurance coverage.

EMPLOYEES STOCK INCENTIVE PLAN

     On March 14, 1994, the Board of Directors and shareholders of the Company adopted the Metrotrans Corporation 1994 Employees Stock Incentive Plan (the "ESIP"). Incentive stock options nonqualified stock options, reload options and restricted stock awards may be granted under the ESIP (collectively, "ESIP Stock Rights"). Under the terms of the ESIP, all employees of the Company (and any parent or subsidiary corporations), including such employees who are also members of the Board of Directors of the Company (or of the board of directors of a subsidiary corporation), are eligible for consideration for the granting of ESIP Stock Rights. The ESIP is intended to further the growth and development of the Company by allowing certain employees of the Company (or any parent or subsidiary companies) to obtain a proprietary interest in the Company through the grant or purchase of Company Common Stock. The Company believes that the ESIP will aid in attracting and retaining such individuals and in stimulating the efforts of such individuals for the success of the Company.

     The ESIP is administered by the Compensation Committee of the Board of Directors of the Company. The members of the Compensation Committee cannot participate in the ESIP, must be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and must be "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee has authority to (i) determine the individuals to whom ESIP Stock Rights will be granted from among those individuals who are eligible, as well as the terms of ESIP Stock Rights and the number of shares of Common Stock covered by such ESIP Stock Rights, (ii) determine the exercise price and other terms of the ESIP and (iii) interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the ESIP.

OPTION GRANTS

     The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 1997. Included in such information, in accordance with the rules and regulations of the Securities and Exchange Commission, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZATION
                                                                                         VALUE AT ASSUMED
                            INDIVIDUAL GRANTS                                            ANNUAL RATES OF
-----------------------------------------------------------------------------              STOCK PRICE
                       NUMBER OF      % OF TOTAL                                        APPRECIATION FOR
                      SECURITIES       OPTIONS       EXERCISE                             OPTION TERM
                      UNDERLYING      GRANTED TO     OR BASE                         -----------------------
                       OPTIONS       EMPLOYEES IN     PRICE        EXPIRATION
    NAME              GRANTED (#)    FISCAL YEAR     ($/SH) (2)     DATE (3)          5%($)     10%($)
------------------  --------------   ------------   ------------  -----------        ------     ------
D. Michael Walden       8,000 (1)        5.4%         $12.00       11/19/07         $60,374    $152,999

Terri B. Hobbs          8,000 (1)        5.4           12.00       11/19/07          60,374     152,999

Richard M. Bruno        8,000 (1)        5.4           12.00       11/19/07          60,374     152,999

______________
(1) The indicated number of options were granted to the named executive officers on November 19, 1997 pursuant to the ESIP. Options for 2,000 shares vest on each anniversary of the date of grant until fully vested.
(2) The exercise price of an option may be paid in cash, by delivery of already owned shares of Common Stock of the Company or by a combination thereof, subject to certain conditions. To the extent that the exercise price of an option is paid with shares of Common Stock of the Company, a reload option may be granted to the optionee. A reload option is an option granted for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the Common Stock of the Company on the date the reload option is granted. One or more successive reload options may be granted to an optionee who pays for the exercise of a reload option with shares of Common Stock of the Company.
(3) The options were granted for a term of 10 years, subject to earlier termination upon occurrence of certain events related to termination of employment or change of control of the Company; provided, however, the term for reload options is that of the original option.

OPTION EXERCISES

     The following table sets forth the number of shares of Common Stock acquired upon the exercise of options by the named executive officers during the fiscal year ended December 31, 1997, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of December 31, 1997, and (ii) the respective values of "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 1997.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                                                  YEAR-END VALUES

                                                                         FISCAL YEAR-END
                                                      -----------------------------------------------------
                                                         NUMBER OF SECURITIES
                                                            UNDERLYING              VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          EXERCISES DURING YEAR        AT FISCAL YEAR-END (#)      AT FISCAL YEAR-END ($)
                     ------------------------------  --------------------------  --------------------------
                          SHARES
                         ACQUIRED        VALUE
   NAME               ON EXERCISE(#)   REALIZED($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------  -----------------  ------------  -----------  -------------  -----------  -------------
D. Michael Walden          -                -          11,250         26,750        $30,000       $30,000

Terri B. Hobbs             -                -          11,250         26,750         30,000        30,000

Richard M. Bruno           -                -          21,750         33,250         77,250        59,250



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation Committee of the Board of Directors discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report specifically reviews the Committee's methods for establishing the compensation of D. Michael Walden, the Company's Chairman of the Board and Chief Executive Officer (the "Chief Executive Officer"), for 1997 as reported in the Summary Compensation Table and generally with respect to all executive officers. The Committee is composed entirely of non-employee directors.

     The Company's compensation programs for its executive officers are intended to create a direct relationship between the compensation paid to executives and the Company's performance. The Committee believes that this relationship is best implemented by providing a compensation package consisting of a base salary and an incentive bonus tied to Company earnings and designed to promote the Company's overall performance.

     BASE SALARY. For 1997, the Compensation Committee established the base salary for the Chief Executive Officer based upon a subjective evaluation of his performance and the overall performance of the Company as well as upon an informal analysis and review of information available to the Company with respect to base salary levels of executive officers of companies that are similar in size to the Company. The Committee reviews the Chief Executive Officer's base salary annually. The base salaries of the Company's other executive officers are established by the Chief Executive Officer in his discretion and recommended by him to the Compensation Committee for approval. The Chief Executive Officer makes his recommendations based upon his subjective evaluation of the individual executive officer's performance and upon the performance of the Company.

     SHORT-TERM INCENTIVE COMPENSATION. During 1995, the Compensation Committee approved and implemented the Metrotrans Corporation Management Incentive Compensation Plan (the "MICP"). Under the MICP, the Company's executive officers and other management employees have the opportunity to earn annual performance bonuses based upon the achievement of certain predetermined performance objectives. The bonus awarded to the participants in the MICP is determined on the basis of (i) the Company attaining certain pretax earnings target levels established by the Compensation Committee and (ii) a rating assigned to each participant based upon the individual participant performing to certain standards and achieving goals established by the Compensation Committee in the case of the Chief Executive Officer and by the Chief Executive Officer in the case of the remaining participants. A participant is not eligible for any bonus payment under the MICP unless the Company achieves the minimum pretax earnings target level established by the Compensation Committee. The actual bonus is determined utilizing a matrix that considers the actual pretax earnings of the Company and the individual performance level of the participant whose performance is rated outstanding, superior, good or satisfactory. Depending on the performance of the Company and the rating assigned to the individual participant, a participant may earn a bonus of up to 100% of his or her base salary, including commissions.

     LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation is based upon the ESIP. This plan promotes ownership of the Company's Common Stock which, in turn, provides a common interest between the stockholders and executive officers and other management employees of the Company. The Compensation Committee, which administers the ESIP, generally grants options under the ESIP with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and, in order to encourage a long-term perspective, with an exercise period of ten years. See "Employees Stock Incentive Plan" above.

     The Securities and Exchange Commission requires an explanation of the Company's practice regarding adherence to Section 162(m) of the Code, which disallows the deduction for certain annual compensation in excess of $1 million paid to executive officers. Given the Company's current level of compensation, this factor has no effect on the compensation program at this time. However, to preserve the future deductibility of stock option exercises, the ESIP sets an annual per-employee limit on the number of shares for which options may be granted.

                                            COMPENSATION COMMITTEE
                                               Patrick L. Flinn
                                             George W. Mathews, Jr.
                                                  M. Earl Meck
                                               William C. Pitt III

                            STOCK PERFORMANCE GRAPH

   The Company's Common Stock began trading on The Nasdaq National Market on June 10, 1994. The price information reflected for the Company's Common Stock in the following performance graph represents the closing sales prices of the Common Stock for the period from June 10, 1994, through December 31, 1997, on a quarterly basis. The graph and the accompanying table compare the cumulative total stockholders' return on the Company's Common Stock with the Nasdaq Composite Index and the S&P 500 Index. The calculations in the following graph and table assume that $100 was invested on June 10, 1994, in each of the Company's Common Stock, the Nasdaq Composite Index and the S&P 500 Index and also assumes dividend reinvestment.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, NASDAQ COMPOSITE INDEX AND S&P 500 INDEX



                      Metrotrans        Nasdaq       S&P 500
        Date          Corporation  Composite Index    Index
--------------------  -----------  ---------------   -------
      06/10/94        $100.00          $100.00       $100.00
      06/30/94          94.12            96.11         96.99
      09/30/94         102.94           104.22        101.79
      12/31/94          70.59           102.50        101.78
      03/31/95          69.12           111.49        111.71
      06/30/95          86.77           127.45        122.46
      09/30/95         100.00           142.63        132.27
      12/31/95         105.88           143.95        140.08
      03/31/96         147.06           150.94        147.83
      06/30/96         164.71           162.64        154.50
      09/30/96         155.88           168.18        159.31
      12/31/96         164.71           176.27        172.72
      03/31/97         120.59           167.27        177.30
      06/30/97         117.65           197.68        208.33
      09/30/97         158.82           231.39        224.16
      12/31/97         132.35           215.67        230.55

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1997, all filing requirements applicable to its directors, executive officers and owners of more than 10% of its Common Stock were complied with in a timely manner except D. Michael Walden, Terri B. Hobbs, Richard M. Bruno, George W. Mathews, Jr. and William C. Pitt III who each filed a late Form 5.


                STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

       Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 1999 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Griffin, Georgia, on or before December 25, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

       The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.


                                    By Order of the Board of Directors.


                                     D. Michael Walden
                                     Chairman of the Board
                                     and Chief Executive Officer

Griffin, Georgia
April 24, 1998
                      ____________________________________

       The Company's 1997 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

REVOCABLE PROXY                   COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby appoints Richard M. Bruno and Terri B. Hobbs, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Metrotrans Corporation (the "Company") which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company, to be held at Suite 5300, 303 Peachtree Street, Atlanta, Georgia, on Wednesday, May 13, 1998, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BELOW-LISTED
                                   PROPOSALS

1) Elect as directors the six nominees listed below to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

   [_]  FOR ALL NOMINEES listed below (except as marked to the contrary below).

   [_]  WITHHOLD AUTHORITY to vote for all nominees listed below.

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

   Patrick L. Flinn, George W. Mathews, Jr., M. Earl Meck, William C. Pitt III, Randy B. Stanley and D. Michael Walden

  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         (Continued, and to be signed and dated, on the reverse side)

LOGO

                        (Continued from the other side)

PROXY--SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Secretary of the Company, by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Signature, if shares held jointly

                                             Date: ______________________, 1998

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

          Do you plan to attend the Annual Meeting?   [_] YES   [_] NO